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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-112295 of Spescom Software Inc. and subsidiaries on Form S-2 of our report, dated October 29, 2004, except for Note 14 as to which the date is November 5, 2004, appearing in the Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A of Spescom Software Inc. and subsidiaries for the year ended September 30, 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 22, 2005

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CONSENT OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTING FIRM